(l)(7)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 22, 2016

Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, NY 10016
Re: Prospect Capital Corporation 6.25% Notes due 2024

Ladies and Gentlemen:
We have acted as special New York counsel to Prospect Capital Corporation, a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-206661) (as amended as of the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of up to $100,000,000 in the aggregate principal amount of the Company’s 6.25% Notes due 2024 (the “Notes”), as described in the prospectus supplement, dated as of June 22, 2016, which may be issued in one or more series under the Indenture, dated as of February 16, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Original Trustee”), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank National Association (the “Trustee”), as Trustee (the “Indenture”), as supplemented by the supplemental indenture, dated as of June 22, 2016 (the “Supplemental Indenture”), establishing the form and terms of the Notes. The Notes are to be sold by the Company pursuant to a debt distribution agreement, dated June 22, 2016 by an among the Company, Prospect Capital Management L.P., Prospect Administration LLC and FBR Capital Markets & Co. (the “Debt Distribution Agreement”). The original issuance of the Company’s 6.25% Notes due 2024 were issued under a supplemental indenture, dated as of December 10, 2015 (the “Original Supplemental Indenture”).

Prospect Capital Corporation

June 22, 2016

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)     the Registration Statement;
(b)     an executed copy of the Debt Distribution Agreement;
(c)     an executed copy of the Indenture;
(d)    an executed copy of the Supplemental Indenture;
(e)    an executed copy of the Original Supplemental Indenture;
(f)    the forms of New Supplemental Indentures;
(g)    the form of certificate to evidence the Notes (the “Note Certificate”) in the form attached to the New Supplemental Indentures; and
(h)    an executed copy of a certificate of Brian H. Oswald, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Notes may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws,

Prospect Capital Corporation

June 22, 2016

including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
As used herein, “Transaction Agreements” means the Debt Distribution Agreement, the Indenture, the Supplemental Indenture and the Original Supplemental Indenture.
The opinion stated below presumes that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Notes referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Notes has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Notes are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Notes and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Notes have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.    The Notes offered by the Company, when duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture and Supplemental Indenture, and delivered to the purchasers thereof against payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
2.    Each of the Indenture, the Supplemental Indenture and the Original Supplemental Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
The opinions stated herein are subject to the following qualifications:

Prospect Capital Corporation

June 22, 2016

(a)     the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and
(b)     we do not express any opinion with respect to the enforceability of any provisions with respect to the choice of law or the choice of forum of the parties to the Transaction Documents and we have assumed that the choice of New York law to govern the Indenture, the Supplemental Indenture, the Original Supplemental Indenture and the Note Certificate is a valid and enforceable provision.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP

RTP